U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act Of 1934

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| |	Preliminary Information Statement

| | Confidential, for Use of the Commission Only (as permitted by Rule

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|X| Definitive Information Statement

PATIENT INFOSYSTEMS, INC.

(Name of the Registrant as Specified in its Charter)

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PATIENT INFOSYSTEMS, INC.

12301 N.W. 39th Street

Coral Springs, Florida 33065

_____________________________________________

INFORMATION STATEMENT

_____________________________________________

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about August 30, 2006 to the holders of record of the common stock of Patient Infosystems, Inc. (the “Company”), as of the close of business on August 15, 2006 (the “Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement is being furnished in lieu of a special meeting of the stockholders of the Company and relates to a written consent, effective as of August 15, 2006 (the “Written Consent”), of stockholders of the Company, owning an aggregate of 41,100,954 of the outstanding shares of Common Stock of the Company, constituting approximately 60.9% of the outstanding shares of capital stock of the Company as of the Record Date (the “Approving Stockholders”).

The Written Consent authorized, effective upon the twentieth day following the mailing of this Information Statement to the stockholders of the Company, the amendment of the Company’s Certificate of Incorporation, as amended to date (the “Amendment”) to change the name of the Company from “Patient Infosystems, Inc.” to “CareGuide, Inc.”

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding common stock and is sufficient under the Delaware General Corporation Law to approve the Amendment. Accordingly, the Amendment will not be submitted to the Company’s other stockholders for a vote. A copy of the Amendment and the Written Consent are attached to this Information Statement as Appendix A and Appendix B, respectively.

This is not a notice of a meeting of stockholders and no stockholders’ meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C. This Information Statement also constitutes notice under Section 228 of the Delaware General Corporation Law of the action taken by Written Consent.

By Order of the Board of Directors,

/s/ Chris E. Paterson

Chris E. Paterson

President and Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being furnished to the stockholders of Patient Infosystems, Inc., a Delaware corporation (the “Company”), in lieu of a special meeting in connection with a proposal (the “Proposal”) to approve an amendment to the Company’s Certificate of Incorporation, as amended to date (the “Amendment”) changing the name of the Company from “Patient Infosystems, Inc.” to “CareGuide,” Inc. (the “Name Change”).

Only one Information Statement is being delivered to two or more stockholders who share an address unless the Company has received contrary instruction from one or more of the stockholders. The Company will promptly deliver upon written or oral request a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

Patient Infosystems, Inc.

Attn: Vice President of Finance

12301 N.W. 39th Street

Coral Springs, Florida 33065

Stockholders may also address future requests for separate delivery of Information Statements and/or annual reports by contacting the Company at the address listed above or by telephone at (585) 242-7256.

This Information Statement is being sent to you because the Company’s stockholders have approved the Proposal by written consent in lieu of holding a special meeting to vote on the Proposal. The Company has adopted the Proposal by the written consent of stockholders holding a majority of the voting power of the Company.

The Company’s Board of Directors approved a resolution at a meeting held on April 26, 2006 and recommended that the Proposal be approved by stockholders. The Company’s stockholders holding a majority of the voting power of the Company approved the Proposal, pursuant to a written consent effective as of August 15, 2006. The proposed Name Change will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware. The Company anticipates that the filing of the Amendment will occur on or about September 19, 2006 (the “Effective Date”). If the Proposal had not been adopted by written consent, it would have been required to be considered by the Company’s stockholders at a special or annual stockholders’ meeting convened for the specific purpose of approving the Proposal.

Under Section 228 of the Delaware General Corporation Law, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. Under Section 242 of the Delaware General Corporation Law, the approval of the Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each stockholder is entitled to one vote per share held of record on any matter which may properly come before the stockholders. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect or ratify the Proposal as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to seek written consents to the Proposal from stockholders holding a majority of the voting power of the Company.

PROPOSAL

AMENDMENT TO CERTIFICATE OF INCORPORATION CHANGING CORPORATE NAME

At a duly called meeting held on April 26, 2006, our Board of Directors approved a resolution authorizing and recommending that our stockholders approve a proposal to affect the Name Change. Subsequently, stockholders of the Company holding a majority of the voting power of the Company executed a written consent authorizing and approving the proposal to affect the Name Change. The Name Change will become effective upon filing of the Certificate of Amendment with the Delaware Secretary of State, but our Board of Directors reserves the right not to make such filing if it deems it appropriate not to do so. The form of Amendment is set forth as Appendix A to this Information Statement.

Purpose of the Proposed Name Change

As a product of our recent merger with CCS Consolidated, Inc., we believe that the new name, CareGuide, Inc., will reflect our current business strategy and product and service offerings. We also believe that the new name more effectively encompasses both of the legacy companies in the merger and reflects our objective of guiding individuals toward self management of their healthcare needs.

Effect on Stockholders

Following adoption of the Name Change, we will apply to change to our trading symbol on the Over-the-Counter Bulletin Board. Additionally, a new CUSIP number will be issued after such change. You are not requested to exchange your stock certificates as a result of the Name Change.

OUTSTANDING VOTING STOCK OF THE COMPANY; APPROVING STOCKHOLDERS

The record date established by the Company for purposes of determining the number of outstanding shares of common stock the Company, and thus the voting power, is August 15, 2006 (the “Record Date”). As of the Record Date, there were 67,538,976 shares of Common Stock outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. A majority of the outstanding shares of Common Stock is required to approve the Proposal.

The Company’s stockholders listed in the table below (the “Approving Stockholders”) owned of record an aggregate of 41,100,954 shares of common stock of the Company as of the Record Date, representing approximately 60.9% of the voting power of the Company, and gave their written consent to the Proposal described in this Information Statement as of August 15, 2006. A copy of the written consent is set forth as Appendix B to this Information Statement. The Approving Stockholders are as follows:

Name of Owner	Number of Shares	% of total

CCS Consolidated Holdings LLC (1)	31,123,053	46.1%
Essex Woodlands Health Ventures Fund V, L.P.	1,615,589	2.4%
Hickory Venture Capital Corporation	968,814	1.4%
Psilos Group Partners II, L.P.	729,503	1.1%

CCP/Psilos CCS, LLC	35,466	*
John Pappajohn	6,625,521	9.8%
Kent Tapper	3,008	*

Total:	41,100,954	60.9%

*	Less than 1%

(1)           CCS Consolidated Holdings, LLC is a limited liability company whose members are funds affiliated with Essex Woodlands Health Ventures, Hickory Venture Capital Corporation, Radius Venture Partners and Psilos Group Partners. The managers of CCS Consolidated Holdings, who share voting and investment power over the securities held of record by CCS Consolidated Holdings, are Albert Waxman, Mark Pacala, Jordan Davis and Thomas Noojin.

The Company is not seeking written consent from any other stockholders, and the other stockholders will not be given an opportunity to vote with respect to the Proposal. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purposes of:

•	advising stockholders of the action taken by written consent, as required by Delaware law; and

•	giving stockholders advance notice of the actions taken, as required by the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the Record Date by:

•	each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock;

•

each person who served as the Company’s Chief Executive Officer during the fiscal year ended March 31, 2006, and the other executive officers of the Company who received compensation in excess of $100,000 during the fiscal year ended March 31, 2006, whom we refer to as the Named Executive Officers;

•	each current director and executive officer of the Company; and

•	all executive officers and directors of the Company as a group.

Percentages are based on a total of 67,538,976 shares of common stock outstanding as of August 24, 2006. Unless otherwise indicated, the address of each listed stockholder is c/o Patient Infosystems, 12301 N.W. 39th Street, Coral Springs, Florida, 33065.

	Shares Beneficially	Percentage Beneficially
Beneficial Owner	Owned	Owned
Executive Officers and Directors

Mark L. Pacala(2) (15)	15,367,092	22.4%
Albert S. Waxman(3)	9,447,075	14.0%
John Pappajohn(4) (15)	8,419,957	12.5%
Daniel C. Lubin(5) (15)	6,594,308	9.7%
Derace L. Schaffer, M.D.(6)	1,169,947	1.7%
Chris E. Paterson(8)**	1,017,666	1.5%
Roger L. Chaufournier(7)**	325,000	(1)
Glen A. Spence(11)*	254,416	(1)
Christine St. Andre(9)	175,000	(1)
M. Ileana Welte(12)*	127,208	(1)
Kent A. Tapper(10)	103,008	(1)
Ann M. Boughtin*	-	(1)
Rex M. Dendinger II*	-	(1)

All directors and executive officers as a group (13 persons) (16)	41,764,841	60.0%

Five Percent Stockholders of Common Stock
Principal Life Insurance	3,745,350	5.5%
801 Grand Ave.
Des Moines, IA 50392

Entities affiliated with Essex Woodlands Health Ventures (2) (15)	15,367,092	22.4%
190 South LaSalle Street, Suite 2800
Chicago, IL 60603

Hickory Venture Capital Corporation (13) (15)	8,856,998	13.0%
301 Washington Street, NW, Suite 301
Huntsville, AL 35801

Radius Venture Partners I, L.P. (5) (15)	6,594,308	9.7%
400 Madison Avenue, 8th Floor
New York, NY 10017

Entities affiliated with Psilos Group Partners (14) (15)	6,262,779	9.2%
625 Avenue of the Americas, 4th Floor
New York, NY 10011

__________

*	Became an executive officer of Patient Infosystems effective January 25, 2006 upon completion of the merger with CCS Consolidated.
**	Named Executive Officer.

(1)	Less than 1%.
(2)

Consists of 1,615,589 shares of common stock held of record by Essex Woodlands Health Ventures Fund V, L.P. and 12,678,199 shares of common stock held of record by CCS Consolidated Holdings, LLC. Mr. Pacala is a general partner of Essex Woodlands Health Ventures Fund V, L.P. and is a manager of CCS Consolidated Holdings, LLC and shares voting and dispositive power with respect to the shares held by each of these entities and disclaims beneficial ownership of the shares in which he has no pecuniary interest. Amount also includes 1,073,304 shares of common stock issuable upon exercise of a warrant held by Essex Woodlands Health Ventures Fund V, L.P. and exercisable within 60 days of August 24, 2006.

(3)

Consists of 729,503 shares of common stock held of record by Psilos Group Partners II, L.P., 5,013,169 shares of common stock held of record by CCS Consolidated Holdings, LLC, 35,466 shares of common stock held of record by CCP/Psilos CCS, LLC and 3,668,937 shares of common stock currently held by an escrow agent for the benefit of certain former stockholders of CCS Consolidated, over which Dr. Waxman exercises voting power. Dr. Waxman is a managing member of, or managing member of the general partner of, Psilos Group Partners, L.P., Psilos Group Partners II, L.P. and CCP/Psilos CCS, LLC. Dr. Waxman is also a manager of CCS Consolidated Holdings, LLC. As a result, Dr. Waxman shares voting and dispositive power with respect to the shares held by these entities and disclaims beneficial ownership of the shares in which he has no pecuniary interest. Shares of common stock issuable upon exercise of a warrant held by Psilos Group Partners II, L.P. and exercisable within 60 days of August 24, 2006 are included in the number of shares set forth above over which Dr. Waxman exercises voting power in his capacity as party to the escrow agreement.

(4)

Consists of 6,625,521 shares held of record by Mr. Pappajohn, 30,000 shares held of record by Halkis, Ltd., a sole proprietorship owned by Mr. Pappajohn, 30,000 shares held of record by Thebes, Ltd., a sole proprietorship owned by Mr. Pappajohn’s spouse, 30,000 shares held directly by Mr. Pappajohn’s spouse, 1,666,936 shares held by a voting trust and a fully vested and exercisable warrant to purchase 37,500 shares of common stock. Mr. Pappajohn disclaims beneficial ownership of the shares owned by Thebes, Ltd., by his spouse and by the voting trust.

(5)

Consists of 244,647 shares of common stock held of record by Radius Venture Partners I, L.P. and 6,187,129 shares held of record by CCS Consolidated Holdings, LLC. Mr. Lubin is a general partner of Radius Venture Partners I, L.P., shares voting and dispositive power with respect to the shares held by Radius Venture Partners I, L.P. and disclaims beneficial ownership of the shares in which he has no pecuniary interest. Jordan Davis, another general partner of Radius Venture Partners I, L.P., is a manager of CCS Consolidated Holdings, LLC and shares voting and dispositive power with respect to the shares held by Radius Venture Partners I, L.P. and disclaims beneficial ownership of the shares in which he has no pecuniary interest. Amount also includes 162,532 shares of common stock issuable upon exercise of a warrant held by Radius Venture Partners I, L.P. and exercisable within 60 days of August 24, 2006.

(6)

Consists of 1,120,447 shares held of record by Dr. Schaffer, 12,000 shares held of record by Dr. Schaffer’s children and a fully vested and exercisable warrant to purchase 37,500 shares of common stock.

(7)	Consists of a fully vested and exercisable warrant to purchase 325,000 shares of common stock.
(8)	Consists of 1,017,666 shares of common stock issuable pursuant to early exercise features of an option exercisable within 60 days. Of these shares, 636,042 shares underlying this option are not vested and would not be transferable by Dr. Paterson until vested. Accordingly, Dr. Paterson is not deemed to have investment power over such shares.

(9)	Consists of 25,000 shares held of record by Ms. St. Andre and a fully vested and exercisable warrant to purchase 150,000 shares of common stock.
(10)	Consists of 3,008 shares held of record by Mr. Tapper and a fully vested and exercisable warrant to purchase 100,000 shares of common stock.
(11)

Consists of 254,416 shares of common stock issuable pursuant to early exercise features of an option exercisable within 60 days. Of these shares, 159,010 shares underlying this option are not vested and would not be transferable by Mr. Spence until vested. Accordingly, Mr. Spence is not deemed to have investment power over such shares.

(12)

Consists of 127,208 shares of common stock issuable pursuant to early exercise features of an option exercisable within 60 days. Of these shares, 79,505 shares underlying this option are not vested and would not be transferable by Ms. Welte until vested. Accordingly, Ms. Welte is not deemed to have investment power over such shares.

(13)

Consists of 968,814 shares of common stock held of record by Hickory Venture Capital Corporation and 7,244,557 shares held of record by CCS Consolidated Holdings, LLC. Amount also includes 643,627 shares of common stock issuable upon exercise of a warrant held by Hickory Venture Capital Corporation and exercisable within 60 days of August 17, 2006.

(14)

Consists of 729,503 shares of common stock held of record by Psilos Group Partners II, L.P., 5,013,169 shares of common stock held of record by CCS Consolidated Holdings, LLC and 35,466 shares of common stock held of record by CCP/Psilos CCS, LLC. Albert S. Waxman, a director of, Psilos Group Partners, L.P., Psilos Group Partners II, L.P. and CCP/Psilos CCS, LLC. Amount also includes 484,641 shares of common stock issuable upon exercise of a warrant held by Psilos Group Partners II, L.P. and exercisable within 60 days of August 24, 2006.

(15)

As described in greater detail in footnotes 2, 3, 5 and 13, certain of these entities are members of CCS Consolidated Holdings, LLC. CCS Consolidated Holdings owns of record an aggregate of 31,123,053 shares of common stock. The managers of CCS Consolidated Holdings, who share voting and investment power over the securities held of record by CCS Consolidated Holdings, are Albert Waxman, Mark Pacala, Jordan Davis and Thomas Noojin. Each of these individuals disclaims beneficial ownership of the shares in which he has no pecuniary interest. The shares of common stock held by CCS Consolidated Holdings, LLC will be distributed to its members pursuant to a limited liability company agreement.

(16)

Consists of 34,379,678 shares held of record, 1,666,936 shares held by a voting trust, 3,668,937 shares held by an escrow agent, 650,000 shares issuable upon exercise of fully vested warrants, and 1,399,290 shares pursuant to early exercise features of the stock options. Of these shares underlying stock options, 874,557 shares are not vested and would not be transferable until vested.

EFFECTIVE DATE

The Amendment will become effective immediately upon its effective filing with the Secretary of State of Delaware.  The filing of the Amendment will be made at least 20 days after the date this Information Statement is first sent to stockholders.

ABSENCE OF APPRAISAL RIGHTS

The approval by the Approving Stockholders of the Proposal does not provide any other stockholder any right to dissent and obtain appraisal of or payment for such stockholder's shares under the Delaware General Corporation Law or the Company’s Certificate of Incorporation or Bylaws.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that the Company files with the SEC contain forward-looking statements about its business within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “contemplates,” “will,” “may” and similar expressions which are intended to identify forward-looking statements. Neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. Accordingly, we caution readers not to place undue reliance on these statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks are disclosed from time to time in the Company’s SEC filings.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, or any associate thereof, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Proposal which is not shared by a majority of the stockholders of the Company.

MISCELLANEOUS

This Information Statement is being provided for informational purposes only, and does not relate to any meeting of stockholders. No vote or other action is being requested of the Company’s stockholders.

This Information Statement has been filed with the Securities and Exchange Commission and is available electronically on EDGAR.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Company has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors

/s/Chris E. Paterson

President and Chief Executive Officer

Coral Springs, Florida

August 30, 2006

Appendix A

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

PATIENT INFOSYSTEMS, INC.

PATIENT INFOSYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as of this ___ day of ________, 2006:

First:	The name of the Corporation is Patient Infosystems, Inc.

SECOND:            The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Certificate of Incorporation as follows:

“Article I shall be amended and restated to read in its entirety as follows:

I.	The name of the corporation is CareGuide, Inc.”

THIRD:                Thereafter pursuant to a resolution of the Board of Directors this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Patient Infosystems, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of the date first written above.

PATIENT INFOSYSTEMS, INC.

By: /s/ Chris E. Paterson

Chris E. Paterson, Chief Executive Officer

Appendix B

WRITTEN CONSENT

OF THE

STOCKHOLDERS

OF

PATIENT INFOSYSTEMS, INC.

ADOPTED WITHOUT A MEETING

The undersigned, constituting the holders of a majority in interest of the outstanding capital stock of Patient Infosystems, Inc., a Delaware corporation (the “Company”) for the purpose of taking action without a meeting of stockholders pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), hereby consent to and adopt the following resolutions by written consent as of August 15, 2006, waive all requirements with respect to notice regarding such actions, and direct that this Written Consent be filed with the minutes of the proceedings of the stockholders of the Company:

APPROVAL OF CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

WHEREAS, the Company’s Board of Directors approved and recommended to the stockholders for their approval the adoption of the Certificate of Amendment to the Certificate of Incorporation of the Company in the form attached hereto as Exhibit A (the “Certificate of Amendment”) to change the name of the Company from PATIENT INFOSYSTEMS, INC. to CAREGUIDE, INC.

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Amendment be, and it hereby is, adopted and approved.

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to execute the Certificate of Amendment and to make such filings with the Secretary of State of the State of Delaware as may be deemed necessary or appropriate with respect to such Certificate of Amendment.

RESOLVED FURTHER, that the directors and officers of the Company are hereby authorized and directed to execute, deliver, perform, file and record all such documents or instruments and to take all such action as such directors and officers may deem necessary or desirable in connection with the foregoing resolutions in order to consummate the intent and purposes thereof.

This Consent shall be filed with the minutes of the proceedings of the stockholders of the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this WRITTEN CONSENT OF STOCKHOLDERS OF PATIENT INFOSYSTEMS, INC. IN LIEU OF A SPECIAL MEETING as of the date and year first above written.

STOCKHOLDERS:

CCS CONSOLIDATED HOLDINGS LLC

By: /s/ Albert S. Waxman

Name: Albert S. Waxman
Title: Manager

PSILOS GROUP PARTNERS II, L.P.

By: Psilos Group Investors II, L.L.C.

By: /s/ Albert S. Waxman __________
Albert Waxman, Ph.D.
Senior Managing Member

CCP/PSILOS CCS, LLC

By: Psilos Group Investors, L.L.C.

By: /s/ Albert S. Waxman ___________
Albert Waxman, Ph.D.
Senior Managing Member

Essex Woodlands Health Ventures Fund V, L.P.

By: Essex Woodlands Health Ventures V, L.L.C.

By: ___/s/ Mark Pacala______________
Mark Pacala

Hickory Venture Capital Corporation

By: ___/s/ J. Thomas Noojin______________
J. Thomas Noojin, President

___/s/ John Pappajohn______
John Pappajohn

___/s/ Kent A. Tapper______
Kent A. Tapper